Exhibit 23.0

Consent of Crowe Chizek and Company LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Number 333-72140, 333-102670, and 333-101508 on Form S-8 of First Federal Bancshares, Inc. of our report dated March 8, 2006 appearing in this annual report on Form 10-K of First Federal Bancshares, Inc. for the year ended December 31, 2005.

/S/    CROWE CHIZEK AND COMPANY LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois

March 27, 2006